EXHIBIT 10.1

EXECUTION COPY

AMENDMENT NO. 3 AND WAIVER TO

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of August 5, 2004

     AMENDMENT NO. 3 AND WAIVER TO AMENDED AND RESTATED CREDIT AGREEMENT among POLYONE CORPORATION, an Ohio corporation (the “Borrower”), the banks, financial institutions and other institutional lenders parties to the Amended and Restated Credit Agreement referred to below (collectively, the “Lenders”) and CITICORP USA, INC., as administrative agent (the “Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

     (1) The Borrower, the Lenders and the Agent have entered into an Amended and Restated Credit Agreement dated as of May 6, 2003, as amended by Amendment No. 1 dated as of August 27, 2003 and Amendment No. 2 dated as of September 25, 2003 (such Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined in the Credit Agreement are used herein as therein defined).

     (2) The Borrower has requested, and the Required Lenders have agreed, that certain provisions of the Credit Agreement be amended and waived as hereinafter set forth.

     SECTION 1. Waiver to the Credit Agreement. Effective as of the date hereof, the Required Lenders hereby agree to waive, solely with respect to the DeForest Equipment Sale (as defined below), the requirement of Section 5.02(d)(z) of the Credit Agreement that, upon consummation of any sale permitted under Section 5.02(d)(iv), 75% of the proceeds of such sale are payable in cash to the seller. As used herein, “Deforest Equipment Sale” means the sale by the Borrower to Johnsonite Rubber of a used mixer with drop mill, take off mill, bale cutter, bale hoist and charge/weigh belts owned by the Borrower and located at the Borrower’s DeForest Facility in Wisconsin.

     SECTION 2. Amendment to the Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 of this Amendment and Waiver, hereby amended as follows:

     (a) Section 1.01 is amended by inserting the following new definitions therein in the appropriate alphabetical order:

     “Elastomers Sale” means the sale or other disposition of all or substantially all of the Borrower’s assets that constitute the Borrower’s Elastomers and Performance Additives business unit.

     “Geon Debenutres” means the 6.875% Debentures with an aggregate principal amount of $75,000,000 due December 15, 2005, issued by The Geon Company.

     “M.A. Hanna Notes” means, collectively, the following:

(i) the 7.070% Medium Term Notes with an aggregate principal amount of $20,000,000 due June 26, 2006, issued by M.A. Hanna Company;

(ii) the 6.740% Medium Term Notes with an aggregate principal amount $20,000,000 due September 22, 2005, issued by M.A. Hanna Company; and

(iii) the 6.875% Medium Term Notes with an aggregate principal amount of $20,000,000 due December 1, 2004, issued by M.A. Hanna Company.

     “Senior Notes” means the 10.625% Senior Notes with an aggregate principal amount of $300,000,000 due May 6, 2010, issued by the Borrower.

     “2012 Notes” means the 8.875% Senior Notes with an aggregate principal amount of $200,000,000 due May 1, 2012, issued by the Borrower.

     (b) Section 5.02(j) is hereby amended by deleting “and” at the end of clause (vi) thereof, renumbering clause (vii) thereof as clause (viii), and inserting a new clause (vii) immediately before the new clause (viii) to read in its entirety as follows:

     “(vii) to the extent that the Borrower (a) consummates the Elastomers Sale, the Borrower may apply the net cash proceeds (as such amount shall be certified to the Agent by a duly authorized officer of the Borrower) received by the Borrower in connection therewith to prepay, redeem or otherwise repurchase, at the Borrower’s election, the Geon Debentures and/or the M.A. Hanna Notes, in an aggregate principal amount of such debt not to exceed $80,000,000 collectively or (b) sells or otherwise disposes of any assets (other than in connection with the Elastomers Sale) in accordance with the requirements of Section 5.02(d) (as certified to the Agent by a duly authorized officer of the Borrower), the Borrower may apply up to 70% of the net cash proceeds received by the Borrower in connection with any such sale or other disposition (as such amount shall be certified to the Agent by a duly authorized officer of the Borrower) to prepay, redeem or otherwise repurchase, at the election of the Borrower, any Geon Debentures and/or M.A. Hanna Notes outstanding after giving effect to the prepayment, redemption or repurchase contemplated by the preceding clause (a), the Senior Notes and/or the 2012 Notes; provided that, in the case of each of the foregoing clauses (a) and (b), both before and after giving effect to any such prepayment, redemption or repurchase, (x) each of the representations and warranties contained in Article IV of this Agreement, the other Loan Documents or in any certificate, document or financial or other statement furnished at any time under or in connection therewith is true and correct in all material respects as if made on and as of such date and except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date and (y) no Default or Event of Default shall have occurred and be continuing on and as of such date, and”

     (c) Schedule 5.02(d) is hereby amended by deleting the phrase “Section 5.02(b)” in the first sentence therein and replacing it with phrase “Section 5.02(d)”.

     SECTION 3. Conditions to Effectiveness. This Amendment and Waiver shall become effective as of the date first above written when, and only when the Agent shall have received (i) counterparts of this Amendment and Waiver executed by the Borrower and the Required Lenders, (ii) notice from the Borrower pursuant to Section 2.05 of the Credit Agreement reducing the aggregate commitments to $30,000,000, (iii) projections by the Borrower in form and substance satisfactory to the Required Lenders, (iv) notice from the Borrower confirming the Elastomers Sale and (v) payment of an amendment fee for the ratable benefit of the Lenders equal to 0.10% of the aggregate Commitments after giving effect to the reduction of Commitments referred to in clause (ii) above. Notwithstanding the foregoing, Section 1 of this Amendment and Waiver shall become effective upon the Agent’s receipt of counterparts of this Amendment and Waiver executed by the Borrower and the Required Lenders. This Amendment and Waiver is subject to the provisions of Section 8.01 of the Credit Agreement.

     SECTION 4. Representations and Warranties of the Company. The Company represents and warrants as follows:

     (a) The execution, delivery and performance by the Borrower of this Amendment and Waiver and the Credit Agreement, as amended hereby, and the consummation of the transactions contemplated hereby, are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Borrower’s charter or code of regulations, (ii) violate any applicable law, rule, regulation, order, writ judgment, injunction, decree, determination or award, or (iii) breach or result in a default under, or result in the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Borrower under, or result in or require the creation of any Lien upon any property of the Borrower pursuant to the terms of any agreement or instrument binding on or affecting the Borrower or any of its properties other than in favor of the Collateral Trustee for the benefit of the Secured Parties.

     (b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of this Amendment and Waiver and the Credit Agreement, as amended hereby.

     (c) This Amendment and Waiver and the Credit Agreement, as amended hereby, have been duly executed and delivered by the Borrower. This Amendment and Waiver and the Credit Agreement, as amended hereby, are the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to general equitable principles.

     (d) The representations and warranties contained in the Loan Documents are correct on and as of the date of this Amendment and Waiver, as though made on and as of such date.

     SECTION 5. Reference to and Effect on the Credit Agreement.

     (a) On and after the effectiveness of this Amendment and Waiver, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment and Waiver.

     (b) The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment and Waiver, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement.

     SECTION 6. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and Waiver and the other instruments and documents to be delivered hereunder (including, without limitation, title insurance premiums and search fees and the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 8.04 of the Credit Agreement

     SECTION 7. Execution in Counterparts. This Amendment and Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment and Waiver by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment and Waiver.

     SECTION 8. Governing Law. This Amendment and Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be executed by their respective officers thereunto duly authorized, as of the date first above written.

POLYONE CORPORATION

By

Title:

CITICORP USA, INC., as Agent and as Lender

By

Title:

NATIONAL CITY BANK, as Issuing Bank and as Lender

By

Title:

NATIONAL CITY BUSINESS CREDIT, INC., as Lender

By

Title:

KEYBANK NATIONAL ASSOCIATION, as Lender

By

Title: